UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2020

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 2, 2020, Berkshire Bank (the “Bank”), a wholly-owned subsidiary of Berkshire Hills Bancorp, Inc. (the “Company”), entered into a Purchase and Assumption Agreement with Investors Bank, Short Hills, New Jersey, pursuant to which the Bank agreed to sell its eight Mid-Atlantic branches, including six branches in New Jersey and two branches in Pennsylvania (the “Branches”), to Investors Bank. The sale involves the assignment of approximately $639 million of deposits and approximately $308 million of loans at par value. Investors Bank has agreed to pay a premium of 3.0% of the final deposit balance transferred. The sale includes all branch premises and equipment, and the agreement provides that the buyer intends to offer employment to all associated staff. The Purchase and Assumption Agreement contains customary representations, warranties and covenants of the Bank and Investors Bank. Subject to regulatory approval and customary closing conditions, the transaction is expected to close in the first half of 2021.

The foregoing description of the branch sale and the Purchase and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Assumption Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On December 2, 2020, the Company announced that the Bank had entered into an agreement to sell its eight Mid-Atlantic branches, including six branches in New Jersey and two branches in Pennsylvania, to Investors Bank. The Company also announced that the Bank intends to consolidate 16 of its branches in New England and New York in the first half of 2021, subject to customary regulatory approvals. A copy of the news release announcing the branch sale and consolidation is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of December 2, 2020, between Berkshire Bank and Investors Bank

99.1	News Release dated December 2, 2020

104.1	Cover Page for this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: December 2, 2020	By:
Sean A. Gray Acting President and CEO